EXHIBIT 99.1

P.F. CHANG’S CHINA BISTRO, INC.
KEY EMPLOYEE STOCK PURCHASE PLAN

     1. Establishment, Purpose and Term of Plan.

          1.1 Establishment. The P.F. Chang’s China Bistro, Inc. Key Employee Stock Purchase Plan (the “Plan”) was established effective as of ___, 2004 (the “Effective Date”) in order to provide a convenient way for eligible Employees to purchase, at Fair Market Value, shares of Stock directly from the Company.

          1.2 Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Company and by motivating such persons to contribute to the growth and profitability of the Company.

          1.3 Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed.

     2. Definitions and Construction.

          2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

               (a) “Award” means a Stock Purchase Right granted under the Plan.

               (b) “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

               (c) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

               (d) “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

               (e) “Company” means P.F. Chang’s China Bistro, Inc., a Delaware corporation, or any successor corporation thereto.

               (f) “Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of the Company.

               (g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

               (h) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

                    (i) If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

                    (ii) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

               (i) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

               (j) “Participant” means any eligible person who has been granted one or more Awards.

               (k) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

               (l) “Securities Act” means the Securities Act of 1933, as amended.

               (m) “Service” means a Participant’s employment or service with the Company. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Company, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service with the Company shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Participant’s Service shall be deemed to have terminated unless the Participant’s right to return to Service with the Company is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Stock Purchase Agreement. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

               (n) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

               (o) “Stock Purchase Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Stock Purchase Right granted to the Participant and any shares acquired upon the exercise thereof. A Stock Purchase Agreement may consist of a form of “Notice of Grant of Stock Purchase Right” and a form of “Stock Purchase Agreement” incorporated therein by reference, or such other form or forms as the Board may approve from time to time.

               (p) “Stock Purchase Right” means a right granted under Section 7 to purchase Stock pursuant to the terms and conditions of the Plan.

               (q) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

          2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

     3. Administration.

          3.1 Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan or of any Award shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award. At any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

          3.2 Authority of Officers. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

          3.3 Powers of the Board. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

               (a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock subject to each Award;

               (b) to determine the Fair Market Value of shares of Stock or other property;

               (c) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the purchase price of any Stock, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the time of the expiration of any Award, (vi) the effect of the Participant’s termination of Service on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

               (d) to approve one or more forms of Stock Purchase Agreement;

               (e) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

               (f) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

               (g) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards; and

               (h) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Stock Purchase Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

          3.4 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Company, members of the Board or the Committee and any officers or employees of the Company to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

     4. Shares Subject to Plan.

          4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be Fifty Thousand (50,000), and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture are forfeited, the shares of Stock allocable to the terminated portion of such Award or such forfeited shares of Stock shall again be available for issuance under the Plan.

          4.2 Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Awards. If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 8.1) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Awards to provide that such Awards shall be for New Shares. In the event of any such amendment, the number of shares subject to outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

     5. Eligibility.

          Awards shall be granted only to Employees.

     6. Terms and Conditions of Stock Purchase Rights.

          Stock Purchase Rights shall be evidenced by Stock Purchase Agreements, specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. No Stock Purchase Right or purported Stock Purchase Right shall be a valid and binding obligation of the Company unless evidenced by a fully executed Stock Purchase Agreement. Stock Purchase Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

          6.1 Purchase Price. The purchase price under each Stock Purchase Right shall be at least one hundred percent (100%) of the Fair Market Value of a share of Stock either on the effective date of grant of the Stock Purchase Right or on the date on which the purchase is consummated.

          6.2 Purchase Period. A Stock Purchase Right shall be exercisable within a period established by the Board, which shall in no event exceed thirty (30) days from the effective date of the grant of the Stock Purchase Right.

          6.3 Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Stock Purchase Right shall be made (a) in cash, by check, or cash equivalent, (b) promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, (c) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (d) by any combination thereof. The Board may at any time or from time to time, by adoption of or by amendment to the standard form of Stock Purchase Agreement described in Section 7, or by other means, grant Stock Purchase Rights which do not permit all of the foregoing forms of consideration to be used in payment of the purchase price or which otherwise restrict one or more forms of consideration.

          6.4 Vesting and Restrictions on Transfer. Shares issued pursuant to any Stock Purchase Right may or may not be made subject to vesting and/or other restrictions on transfer which may be conditioned upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria (the “Transfer Conditions”), as shall be established by the Board and set forth in the Stock Purchase Agreement evidencing such Award. During any period (the “Restriction Period”) in which shares acquired pursuant to a Stock Purchase Right remain subject to Transfer Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event, as defined in Section 8.1, or as provided in Section 6.6. Upon request by the Company, each Participant shall execute any agreement evidencing such Transfer Conditions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

          6.5 Voting Rights; Dividends. Except as provided in this Section and Section 6.2, during the Restriction Period the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares with respect to the shares purchased pursuant to a Stock Purchase Right. Notwithstanding the foregoing, if any such dividends or distributions are paid in shares of Stock, such shares shall be subject to the same Transfer Conditions as the shares subject to the Stock Purchase Right with respect to which the dividends or distributions were paid.

          6.6 Effect of Termination of Service. Unless otherwise provided in the grant of a Stock Purchase Right and set forth in the Stock Purchase Agreement, the effect of the

Participant’s termination of Service shall be that the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Stock Purchase Right which remain subject to vesting conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. To the extent the shares acquired by the Participant pursuant to a Stock Purchase Right remain subject to Transfer Conditions (other than vesting conditions) as of the date of the Participant’s termination of Service, the shares shall be immediately released from any applicable Lock-Up Agreement and be freely transferable thereafter.

          6.7 Nontransferability of Stock Purchase Rights. Rights to acquire shares of Stock pursuant to a Stock Purchase Right may not be assigned or transferred in any manner except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant.

          6.8 Lock-Up Agreement. Unless otherwise provided in the grant of a Stock Purchase Right and set forth in the Stock Purchase Agreement, the shares of Stock received upon exercise of a Stock Purchase Right shall be subject to the Lock-Up Agreement defined in Section 11.

     7. Standard Forms of Stock Purchase Agreement.

          7.1 Stock Purchase Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Stock Purchase Agreement approved by the Board or its delegate.

          7.2 Authority to Vary Terms. The Board or its delegate shall have the authority from time to time to vary the terms of any standard form of Stock Purchase Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Stock Purchase Agreement are not inconsistent with the terms of the Plan.

     8. Compliance with Securities Law.

          The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the

Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

     9. Tax Withholding.

          The Company shall have the right to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Stock Purchase Agreement, or to make any payment in cash under the Plan until the Company tax withholding obligations have been satisfied by the Participant.

     10. Termination or Amendment of Plan.

          The Board may terminate or amend the Plan at any time. However, without the approval of the Company’s stockholders if such approval is required under applicable law or by regulation of any securities exchange upon which the Stock is listed, there shall be no amendment to decrease (i.e., below Fair Market Value) the purchase price for a share of Stock. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Board. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award without the consent of the Participant.

     11. Lock-Up Agreement.

          The grant of Awards and the issuance of shares of Stock pursuant to any Award is contingent on the shares underlying such Award being subject to a lock-up agreement (the “Lock-Up Agreement”) whereby the Participant agrees that, without the prior written consent of the Company, the Participant will not, during the period commencing on the date of purchase of the shares underlying the Stock Purchase Right and ending on the first to occur of (i) the Participant’s termination of Service or (ii) the termination of the Company’s Management Incentive Compensation Plan (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Stock acquired under any Award or any securities convertible into or exercisable or exchangeable for any shares of Stock acquired under any Award (whether such shares or any such securities are now owned by the undersigned or are hereafter acquired) (collectively, the “Securities”), or enter into a transaction which would have the same effect; (2) publicly disclose the intention to make any such offer, sale, pledge or disposition; or (3) enter into any swap, hedge or other arrangement or transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of Stock or securities, in cash or otherwise. Notwithstanding the foregoing, the terms of this Lock-Up Agreement may be waived by the Board in its sole discretion at any time. Upon request by the Company, each Participant shall execute any agreement evidencing such Lock-Up Agreement prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions. The Participant authorizes the Company to cause the Company’s transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Company with respect to any Securities for which the undersigned is the record holder and, in the case of any such shares or securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such shares or securities.

     12. Miscellaneous Provisions.

          12.1 Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

          12.2 Rights as Employee. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, or interfere with or limit in any way the right of the Company to terminate the Participant’s Service at any time.

          12.3 Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4.2 or another provision of the Plan.

          12.4 Beneficiary Designation. Each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation shall be subject to the consent of the Participant’s spouse.

STANDARD FORM OF

P.F. CHANG’S CHINA BISTRO, INC.

KEY EMPLOYEE STOCK PURCHASE PLAN

STOCK PURCHASE RIGHT AGREEMENT

P.F. CHANG’S CHINA BISTRO, INC.
STOCK PURCHASE AGREEMENT

          P.F. Chang’s China Bistro, Inc. has granted to the Participant named in the Notice of Grant of Stock Purchase Right (the “Notice”) to which this Stock Purchase Agreement (the “Agreement”) is attached a Stock Purchase Right consisting of a right to purchase certain shares of Stock upon the terms and conditions set forth in the Notice and this Agreement. The Stock Purchase Right has been granted pursuant to and shall in all respects be subject to the terms and conditions of the P.F. Chang’s China Bistro, Inc. Key Employee Stock Purchase Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Notice, the Participant: (a) represents that the Participant has received copies of, and has read and is familiar with the terms and conditions of the Notice, the Plan and this Agreement, (b) accepts the Stock Purchase Right subject to all of the terms and conditions of the Notice, the Plan and this Agreement, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Notice, the Plan or this Agreement.

     1. Definitions and Construction.

          1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Notice or the Plan.

          1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

     2. Exercise of Stock Purchase Right.

          2.1 Exercise of Stock Purchase Right. Provided that the Participant’s Service has not terminated (except as provided by Section 4), the Stock Purchase Right shall be exercisable on and after the Date of Grant and prior to the Expiration Date in an amount not to exceed the Total Number of Shares, subject to the Transfer Restrictions set forth in Section 5.

          2.2 Method of Exercise of Stock Purchase Right. Exercise of the Stock Purchase Right shall be by written notice to the Company which must state the election to exercise the Stock Purchase Right, the number of whole shares of Stock or applicable dollar value of Stock to be purchased, for which the Stock Purchase Right is being exercised and such other representations and agreements as to the Participant’s investment intent with respect to such shares as may be required pursuant to the provisions of this Agreement. The written notice must be signed by the Participant and must be delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Chief Financial Officer of the Company, or other authorized representative of the Participating Company Group, prior to the Expiration Date, accompanied by (i) full payment of the aggregate Purchase Price for the number of shares of Stock being purchased and (ii) an executed copy, if required herein, of the then current form of escrow agreement referenced below. The Stock Purchase Right shall be deemed to be exercised upon receipt by the Company of such written notice, the aggregate Purchase Price, and, if required by the Company, such executed agreements.

          2.3 Payment of Purchase Price. Payment of the aggregate Purchase Price for the number of shares of Stock for which the Stock Purchase Right is being exercised shall be made (a) in cash, by check, or cash equivalent, (b) provided the Participant is an Employee (unless otherwise not prohibited by law) and in the Company’s sole discretion at the time the Stock Purchase Right is exercised, by delivery of the Participant’s promissory note in a form approved by the Company for the aggregate Exercise Price, provided that, if the Company is incorporated in the State of Delaware, the Participant shall pay in cash that portion of the aggregate Exercise Price not less than the par value of the shares being acquired, (c) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (d) by any combination thereof.

          2.4 Tax Withholding. At the time the Stock Purchase Right is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Participating Company Group, if any, which arise in connection with the shares acquired pursuant to this Agreement, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Stock Purchase Right, (ii) the transfer, in whole or in part, of any shares acquired, or (ii) the lapsing of any restriction with respect to any shares acquired. The Stock Purchase Right is not exercisable unless the tax withholding obligations of the Participating Company Group are satisfied. Accordingly, the Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to this Agreement until the tax withholding obligations of the Participating Company Group have been satisfied by the Participant.

          2.5 Certificate Registration. The certificate for the shares of Stock purchased shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

          2.6 Restrictions on Sale and Issuance of Shares. The sale and issuance of shares of Stock shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Stock Purchase Right may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, the Stock Purchase Right may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Stock Purchase Right be in effect with respect to the shares issuable upon exercise of the Stock Purchase Right or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Stock Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Stock Purchase Right shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Stock Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

     3. Vesting of Shares.

          The shares acquired pursuant to this Agreement shall be one hundred percent (100%) vested as of the date they are purchased from the Company.

     4. Nontransferability of Stock Purchase Right.

          The Stock Purchase Right may be exercised during the lifetime of the Participant only by the Participant or the Participant’s guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. Following the death of the Participant, the Stock Purchase Right may be exercised prior to the Expiration Date by the Participant’s legal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

     5. Lock-Up Agreement.

          The Participant hereby agrees that the shares acquired pursuant to this Agreement shall be subject to the Lock-Up Agreement specified in Section 11 of the Plan.

     6. Escrow.

          6.1 Establishment of Escrow. To ensure that shares remain subject to the Lock-Up Agreement, the Company may require the Participant to deposit the certificate evidencing the shares which the Participant purchases upon exercise of the Stock Purchase Right with an agent designated by the Company under the terms and conditions of an escrow agreement in the form approved by the Company. If the Company does not require such deposit as a condition of exercise of the Stock Purchase Right, the Company reserves the right at any time to require the Participant to so deposit the certificate in escrow. The Company shall bear the expenses of the escrow.

          6.2 Delivery of Shares to Participant. As soon as practicable after the expiration of the Lock-Up Period, but not more frequently than twice each calendar year, the agent shall deliver to the Participant the shares and any other property no longer subject to such restrictions.

     7. Adjustments for Changes in Capital Structure.

          Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number, purchase price and class of shares of stock or other property subject to this Agreement, in order to prevent dilution or enlargement of the Participant’s rights under the Agreement. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any and all new, substituted or additional securities or other property to which Participant is entitled by reason of his ownership of shares acquired pursuant to this Agreement will be immediately subject to the provisions of this Agreement on the same basis as all shares originally purchased hereunder. For purposes of Sections 5 and 6 hereof, while the total price payable to exercise the rights provided in such sections will remain the same after each such event, the price payable per share to exercise such rights will be appropriately adjusted.

     8. Legends.

          The Company may at any time place legends referencing the Lock-Up Agreement and any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section.

     9. Restrictions on Transfer of Shares.

          No shares acquired upon exercise of the Stock Purchase Right may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of the Participant), assigned, pledged, hypothecated or otherwise disposed of, including by operation of law, in any manner which violates any of the provisions of this Agreement and, except pursuant to the express written consent of the Company, any such attempted disposition shall be void. The Company shall not be required (a) to transfer on its books any shares which will have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares will have been so transferred.

     10. Rights as a Shareholder.

          The Participant shall have no rights as a shareholder with respect to any shares covered by the Stock Purchase Right until the date of the issuance of a certificate for the shares for which the Stock Purchase Right has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 7. Subject the provisions of this Agreement, the Participant shall exercise all rights and privileges of a shareholder of the Company with respect to shares of Stock of the Participant deposited in escrow pursuant to Section 6.

     11. Rights as an Employee.

          If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of the Company or interfere in any way with any right of the Company to terminate the Participant’s Service as an Employee at any time.

     12. Administration.

          All questions of interpretation concerning the Notice and this Agreement shall be determined by the Board. All determinations by the Board shall be final and binding upon all persons having an interest in this Agreement. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

     13. Miscellaneous Provisions.

          13.1 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

          13.2 Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

          13.3 Termination or Amendment. The Board may terminate or amend the Plan or this Agreement at any time; provided, however, that no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant, unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.

          13.4 Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature in the Notice or at such other address as such party may designate in writing from time to time to the other party.

          13.5 Integrated Agreement. The Notice, this Agreement and the Plan constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein.

          13.6 Applicable Law. The Agreement shall be governed by the laws of the State of Arizona as such laws are applied to agreements between Arizona residents entered into and to be performed entirely within the State of Arizona.

          13.7 Counterparts. The Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Participant:

Date:

NOTICE OF EXERCISE OF STOCK PURCHASE RIGHT

P.F. Chang’s China Bistro, Inc.
Attention: Chief Financial Officer
15210 North Scottsdale Rd., Suite 300
Scottsdale, Arizona 85254

Ladies and Gentlemen:

     1.      Stock Purchase Right. I was granted a right to purchase (the “Purchase Right”) shares of the common stock (the “Shares”) of P.F. Chang’s China Bistro, Inc. (the “Company”) pursuant to the Company’s Key Employee Stock Purchase Plan (the “Plan”), my Notice of Grant of Stock Purchase Right (the “Notice”) and my Stock Purchase Agreement (the “Agreement”) as follows:

Grant Number:

Date of Grant:

Total Number of Shares:

Purchase Price per Share:	$

     2.      Exercise of Purchase Right. I hereby elect to exercise my Purchase Right for the following number of Shares:

Shares:

Total Shares Purchased:

Total Purchase Price (Total Shares X Price per Share)	$

     3.      Payments. I enclose payment in full of the total purchase price for the Shares in the following form(s), as authorized by my Agreement:

☐ Cash:	$

☐ Check:	$

     4.      Tax Withholding. I authorize payroll withholding and otherwise will make adequate provision for the federal, state, local and foreign tax withholding obligations of the Company, if any, in connection with my purchase of the Shares.

     5.      Participant Information.

My address is:

My Social Security Number is:

     6.      Binding Effect. I agree that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Agreement, including the Lock-Up Agreement set forth therein, to all of which I hereby expressly assent. This Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns. If required by the Company, I agree to deposit the certificate(s)

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evidencing the Shares with an escrow agent designated by the Company, to be held pursuant to the Company’s standard Joint Escrow Instructions.

     7.      Transfer. I understand and acknowledge that the Shares are subject to a Lock-Up Agreement and that until such time as the Lock-Up Period terminates that I may not sell or otherwise transfer the Shares without the express written consent of the Company.

     I understand that I am purchasing the Shares pursuant to the terms of the Plan, the Notice and my Agreement, copies of which I have received and carefully read and understand.

Very truly yours,

(Signature)

Receipt of the above is hereby acknowledged.

P.F. CHANG’S CHINA BISTRO, INC.

By:

Title:

Dated:

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